Calculation of Filing Fee Tables
S-8
COLLEGIUM PHARMACEUTICAL, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share - Collegium Pharmaceutical, Inc. 2026 Inducement Plan	Other	325,000	$ 33.31	$ 10,825,750.00	0.0001381	$ 1,495.04
Total Offering Amounts:						$ 10,825,750.00		$ 1,495.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,495.04
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall be deemed to cover any additional shares of common stock, $0.001 par value per share (the "Common Stock"), of Collegium Pharmaceutical, Inc., a Virginia corporation (the "Registrant"), which become issuable under the Collegium Pharmaceutical, Inc. 2026 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. (2) Represents the number of shares of Common Stock available for issuance under the Inducement Plan. (3) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on May 29, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources